UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2007

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 10, 2007, the Board of Trustees of BRT Realty Trust elected Elie Weiss (35 years old) to its Board of Trustees. Mr. Weiss will serve as a Class III trustee until BRT’s 2008 annual meeting of shareholders.

Mr. Weiss served from September 1997 to September 2007 as Vice President of Development of Robert Stark Enterprises, Inc., a Cleveland, Ohio based company engaged in the development and management of retail, office and multi-family residential properties. Recently, Mr. Weiss began activities in the real estate development area heading up his own company.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 10, 2007, the Board of Trustees of BRT Realty Trust amended the By-laws of BRT to allow for the issuance and transfer of uncertificated shares of its capital stock. The amendment was adopted to comply with New York Stock Exchange rules requiring that all securities listed on the Exchange be eligible to participate in a direct registration system whereby securities are uncertificated and represented by electronic record. A copy of the amendment is attached as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

	3.1	Amendment of By-laws, dated December 10, 2007

	99.1	Press release dated December 11, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: December 11, 2007	By:	/s/ Simeon Brinberg
Simeon Brinberg Senior Vice President